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                                                                    Exhibit 23.2



Havas Advertising
Registration Statement, Form S-8

CONSENT OF INDEPENDENT AUDITORS OF MEDIA PLANNING GROUP


As independent auditors, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 9, 2000 and March 31, 1999, included in Havas Advertising's registration statement on Form F-4 for the fiscal year ended December 31, 1999 as filed with the Securities and Exchange Commission.


ARTHUR ANDERSEN y Cia., S. Com.


/s/ Luis Jimenez Guerrero
-------------------------
Luis Jimenez Guerrero


Madrid, Spain
September 26, 2000